                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  December 18, 1998
                                                ------------------------------


                    Pennsylvania Real Estate Investment Trust
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Pennsylvania                             1-6300              23-6216339
------------------------------------------------------------------------------
(State or Other Jurisdiction            (Commission         (IRS Employer
    of Incorporation)                   File Number)       Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania       19102
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                   ---------------------------

          455 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034
------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events

         (a) Audited Financial Statements as of and for the four month period ended December 31, 1997

         Effective October 14, 1997, the Registrant changed its fiscal year end from August 31 of each year to December 31 of each year. On February 17, 1998, the Registrant filed a Transition Report on Form 10-Q for the transition period from September 1, 1997 to December 31, 1997. The Registrant now desires to provide investors and the public with more recent audited financial statements. The Registrant, therefore, hereby files its audited financial statements for the year ended December 31, 1997.

         (b) Statement Regarding Adjustment of Earnout Performance Benchmarks Under The TRO Contribution Agreement

         The Registrant entered into the TRO Contribution Agreement as of July 30, 1997 (the "Agreement"). The Agreement provided, among other things, for distribution of the dilutive effects of the Registrant's offerings among the Registrant and the former shareholders and debtholders of The Rubin Organization, Inc. (collectively the "TRO shareholders"). Pursuant to Section 5.19(b) of the Agreement, at the request of holders of more than one-third of the outstanding Class A Units issued to TRO shareholders and affiliates, a Special Committee of Trustees reviewed the impact of a recent public offering by the Registrant on the earnout performance benchmarks (the "Benchmarks") contained in the Agreement. Based on its analysis, the Special Committee adjusted the Benchmarks to distribute the dilutive effect of the Registrant's December 1997 public offering among the Registrant and the TRO shareholders. The adjustment is provided for in the Statement Regarding Adjustment of Earnout Performance Benchmarks Under The TRO Contribution Agreement, dated December 29, 1998 and filed as an exhibit hereto.

         (c)      Settlement of Berman Litigation

         On December 18, 1998, the Registrant settled certain litigation with Daniel Berman and Robert Berman and/or entities owned or controlled by them (collectively, the "Bermans"), partners of the Registrant with respect to certain properties, including all claims by the Bermans and counterclaims by the Registrant. The litigation had been ongoing since May of 1994 and was discussed in various of the Registrant's public filings since that date. Pursuant to the settlement, the Registrant received the Bermans' 50% interest in the Fox Run multifamily community in Bear, Delaware (414 units), the Eagle's Nest multifamily community in Coral Springs, Florida (264 units) and an undeveloped 14 acre parcel in Coral Springs, Florida that will accommodate the development of approximately 260 units. The Registrant paid the Bermans $775,000 and assumed the remaining 50% of the debt outstanding on the properties. In addition, the Registrant refinanced the Fox Run property, whereby the existing financing of $14.3 million with a weighted average interest rate of 7.78% was replaced with a new mortgage in the amount of $14.6 million with an interest rate of 6.54% and a maturity in December 2008. The Registrant paid a prepayment penalty of $270,000 in connection with the refinancing. The savings in interest payments will be approximately $150,000, or $.01 per share. The Registrant will assume the management of the Fox Run and Eagle's Nest apartment communities and intends to sell the undeveloped parcel.

         (d)      Exhibits

                  10.1 Statement Regarding Adjustment of Earnout Performance Benchmarks Under The TRO Contribution Agreement, dated December 29, 1998.

                  23.1 Consent of Arthur Andersen LLP (independent public accountants of the Registrant)

                  99.1     Financial Statements

                           Consolidated Balance Sheets at December 31, 1997, August 31, 1997 and August 31, 1996

                           Consolidated Statements of Income and Shareholders' Equity for the four month period ended December 31, 1997 and for the fiscal years ended August 31, 1997, 1996 and 1995

                           Consolidated Statements of Cash Flows for the four month period ended December 31, 1997 and for the fiscal years ended August 31, 1997, 1996 and 1995

                           Notes to Consolidated Financial Statements

                           Report of Independent Public Accountants

                  99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations

                  99.3     Selected Financial Data

                           Pursuant to the requirements of the Securities
                  Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date:  December 30, 1998            By:  /s/ Jonathan B. Weller
                                        -------------------------------------
                                        Jonathan B. Weller
                                        President and Chief Operating Officer

                                  Exhibit Index

Number      Exhibit                                                             Page Number
------      -------                                                             -----------
10.1        Statement Regarding Adjustment of Earnout Performance Benchmarks
            Under the TRO Contribution Agreement, dated December 29, 1998

23.1 Consent of Arthur Andersen LLP (independent public accountants of the Registrant)

99.1        Financial Statements

99.2        Management's Discussion and Analysis of Financial Condition and
            Results of Operations

99.3        Selected Financial Data